AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002
                                        INVESTMENT COMPANY ACT FILE NO. 811-4710
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM N-2

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                AMENDMENT NO. 23


                           THE ASIA PACIFIC FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

              Gateway Center Three, Newark, New Jersey, 07102-4077
                    (Address of Principal Executive Offices)

                                 (973) 367-7521
              (Registrant's Telephone Number, including Area Code)

                                 Deborah A. Docs
                           The Asia Pacific Fund, Inc.
                              Gateway Center Three
                         Newark, New Jersey, 07102-4077
                     (Name and Address of Agent for Service)

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. [_]

It is proposed that this filing will become effective (check appropriate box)

         [_] when declared effective pursuant to Section 8(c) of the Securities Act of 1933.

If appropriate, check the following box:

         [_] this post-effective amendment designates a new effective date for a previously filed post-effective amendment.

         [_] This form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is -___.


Total No. of Pages: 21 Exhibit Index: p. 4

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                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

         Registrant's  Amended  and  Restated  Bylaws are filed  herewith as new
Exhibit 2(b).


                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Newark, and State of New Jersey, on the 22nd day of March, 2002.


                                                  THE ASIA PACIFIC FUND, INC.

                                                  By /s/ ROBERT F. GUNIA
                                                    ----------------------------
                                                    Robert F. Gunia
                                                    Director, Vice President and
                                                    Treasurer





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
                                     EXHIBIT INDEX


Exhibit No.   Description                    Method of Filing   Exhibit No. in Filing
-----------   -----------------------------  ----------------   ---------------------
2(b)          Amended and Restated Bylaws    Filed herewith.            99.2
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